Exhibit 99.2

FORM OF ELECTION/LETTER OF TRANSMITTAL

For use by shareholders of SHREWSBURY BANCORP
in connection with the merger of
SHREWSBURY BANCORP
with and into
VALLEY NATIONAL BANCORP
Please read these instructions carefully.

You must use this form:

* To tell the Exchange Agent whether you prefer to receive Valley common stock or cash in the merger in exchange for your Shrewsbury Bancorp common stock.

* To submit your Shrewsbury stock certificate.

If you fail to submit this form by the deadline described below, or if you fail to enclose your Shrewsbury stock certificate with this form, you will be treated as though you expressed no preference between cash and stock.

The deadline for submission of this form is 5:00 p.m., eastern standard time, on March 24, 2005, the date that is five business days prior to the day on which Shrewsbury Bancorp is merged into Valley, which is currently scheduled for March 31, 2005. To ensure that you meet the deadline, you should submit this form and your stock certificate earlier. We will permit you to revoke the form and we will return your stock certificate to you if you notify the Exchange Agent in writing prior to the deadline.

To meet the deadline, you must properly complete this form and cause it to be delivered by the deadline, along with your stock certificates and any other documents noted in the instructions below, to the Exchange Agent at the address shown below. If this document is delivered to any address other than the one shown below, it will not be a valid delivery. The Exchange Agent cannot be responsible for documents delivered to the wrong address.

The Exchange Agent is:
American Stock Transfer & Trust Company
Attn.: Exchange Department
59 Maiden Lane
New York, New York 10038
877-248-6417 (toll-free)
718-921-8317

If you do not have stock certificates but hold shares of Shrewsbury common stock with your broker in “street name”, you will need to provide your broker with instructions regarding your election. If you do not instruct your broker to make an election, your broker will automatically exchange your shares for Valley common stock upon completion of the merger.

YOU MUST COMPLETE BOXES A, B AND D
AND CHECK ONE OF THE ELECTION
ALTERNATIVES NOTED BELOW

To the Exchange Agent:

This document is being delivered to you in connection with the merger of Shrewsbury Bancorp with and into Valley National Bancorp.

I hereby surrender the stock certificates identified in Box A. I have indicated below my preference to receive either cash or Valley common stock in the merger in exchange for the shares represented by those certificates. I understand that Valley may override my election if necessary to maintain an agreed upon ratio of cash to stock consideration in the merger. I hereby elect as follows:

(Check only one of the following 3 choices):

☐	I prefer to receive cash in the amount of $48.00 per share.
☐	I prefer to receive Valley common stock (plus cash in lieu of fractional shares).
☐	I express no preference between cash and Valley common stock (if you select this option, you will receive Valley common stock).

By signing below, I certify that this election covers all of the shares of Shrewsbury common stock registered in my name. However, if I am a broker or nominee, I certify that this election covers all of the shares of Shrewsbury common stock owned by me in such capacity for a particular beneficial owner. This election is subject to the terms and conditions set forth in the proxy statement-prospectus furnished to the shareholders of Shrewsbury in connection with the Shrewsbury/Valley merger. I acknowledge receiving a copy of that proxy statement-prospectus. I understand that I can obtain additional copies from the Exchange Agent if I wish.

You should refer to the tax issues addressed in the proxy statement-prospectus before making your election.

BOX A
CERTIFICATE INFORMATION
List below the Shrewsbury stock certificates to which this document relates.
(Attach additional sheets if necessary)

Name and Address	Certificate Number	Number of Shares

CERTIFICATE HOLDER(S) SIGN BOX B BELOW

I hereby represent and warrant that I have full power and authority to complete and deliver this document, to make the election set forth above and to deliver for surrender and cancellation the certificates described in Box A and any other certificates that I have delivered along with this document. I represent and warrant that the shares represented by the certificates are free and clear of all liens, restrictions, charges and encumbrance and are not subject to any adverse claim. If the Exchange Agent requests, I will execute and deliver any additional documents necessary or desirable to complete the exchange of the certificates. All authority that I confer by this document will survive my death or incapacity and all my obligations hereunder will be binding on my heirs, personal representatives, successors and assigns. I acknowledge that the certificates will not be deemed delivered until this document and the accompanying certificates are actually received by the Exchange Agent. Until then, the risk of loss and title to the certificates will not pass to the Exchange Agent.

BOX B YOU MUST SIGN IN THE BOX BELOW.

Sign and provide your tax ID number on the Substitute Form W-9 below.	BOX C

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 5.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction 2.	Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in Box B must be guaranteed by an Eligible Institution.

Signature of Registered Holder	Authorized Signature

Signature of Registered Holder	Name of Firm

Title, if any	Address of Firm—Please Print
Date: , 2005
Telephone No.:

IMPORTANT TAX INFORMATION

NOTE: FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 BELOW MAY RESULT IN BACKUP WITHHOLDING OF A SUBSTANTIAL PERCENTAGE OF ANY PAYMENT OR DISTRIBUTIONS MADE TO YOU PURSUANT TO THE MERGER OR OTHERWISE.

See Instruction 9 of this Letter of Transmittal with respect to the substitute Form W-9.

BOX D PAYER: AMERICAN STOCK TRANSFER & TRUST CO.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN)	Part I—PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No.

	Part II—For Payees exempt from backup withholding, see the attached Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.	Part III If awaiting TIN check box: ☐

Certification—Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

PLEASE SIGN HERE	Signature
Date , 2005

CERTIFICATION: AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, a substantial portion of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

SPECIAL PAYMENT AND MAILING INSTRUCTIONS

I understand that the Valley stock certificates or payment checks for cash that will be issued in exchange for the Shrewsbury stock certificates I surrender will be issued in the same names as the Shrewsbury stock certificates and will be mailed to the address of the registered holders indicated in Box A, unless I indicate otherwise in Box E or Box F below. If Box E is completed, my signature must be guaranteed in Box C as described in Instruction 5.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

If your Certificate(s) have been lost, stolen, misplaced or mutilated, contact the Exchange Agent at 800-937-5449 or 718-921-8200. Attn: Shareholders Relations. See Instruction 8.

BOX E SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	BOX F SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and/or check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if the new certificate/check is to be mailed to an address other than the address reflected in Box A. Mail to:
Name:	Name:

Address:	Address:

(Please also complete Substitute Form W-9 above AND see instructions regarding signature guarantee. See Instructions 5 and 9)

INSTRUCTIONS

(1) Execution and Delivery. This document, or a copy of it, must be properly filled in, dated and signed. It must be delivered, together with your Shrewsbury stock certificates, to the Exchange Agent at the appropriate address set forth on the first page of this document. You should submit the documents to the Exchange Agent in the BROWN envelope sent to you.

You may choose any method to deliver this document and your stock certificates; however, you assume all risk of non-delivery. If you choose to use the mail, we recommend that you use registered mail, return receipt requested, and that you properly INSURE all stock certificates. Delivery of stock certificates will be considered effective and risk of loss and title to stock certificates will pass only when those stock certificates are actually received by the Exchange Agent.

The Exchange Agent will mail the new Valley stock certificates and/or payment checks to which you are entitled, only after:

*	you have delivered to the Exchange Agent this form, or a copy of it, properly completed,
*	you have delivered your Shrewsbury stock certificates to the Exchange Agent along with this form,
*	you have followed the relevant instructions in this document in completing this form and delivering this form and your stock certificates to the Exchange Agent; and
*	the merger has occurred.

(2) Signatures. Except as otherwise permitted below, you must sign this Form of Election/Letter of Transmittal exactly the way your name appears on the face of your Shrewsbury stock certificates. If the shares are owned by two or more persons, each one must sign exactly as his or her name appears on the face of the certificates. If shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this form as there are different registrations of the certificates. If shares of Shrewsbury common stock have been assigned by the registered owner, this document should be signed in exactly the same way as the name of the assignor appearing on the stock certificates or transfer documents. See Instructions 5(a) and 5(b).

(3) Resolution of Disputes. Any and all disputes regarding this Form of Election/Letter of Transmittal will be resolved by Valley and its good faith decision will be conclusive and binding on all concerned if its decision is not unreasonable. Valley may delegate this function to the Exchange Agent in whole or in part. Valley and the Exchange Agent each has discretion to reject any and all documents and surrenders of Shrewsbury stock certificates that it decides are not in proper form. Valley and the Exchange Agent each has discretion to waive any immaterial irregularities in any document or in the surrender of any stock certificate.

(4) Issuing Payment Checks and New Certificates in the Same Name. If all new Valley stock certificates or payment checks are to be issued in the name of the registered holders inscribed on the surrendered stock certificates, the surrendered stock certificates do not need to be endorsed and the signatures on this document do not need to be guaranteed. If you need to correct a name or change a name, but no change in ownership is involved, see Instruction 5(c).

(5) Issuing Payment Checks and New Certificates in Different Names. If any new Valley stock certificates or payment checks are to be issued in the name of someone other than the registered holders of the surrendered stock certificates, you must follow the instructions below. Note that in each circumstance listed below, shareholders must have signatures guaranteed in Box C and must complete Box E.

(a) Endorsement and Guarantee. The surrendered Shrewsbury stock certificates must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holders of those certificates to the person who is to receive the new Valley stock certificates or payment checks. The signatures of the registered holders on the endorsement or stock power must correspond with the names written upon the face of the Shrewsbury stock certificates in every particular instance and must be medallion guaranteed by an eligible guarantor institution as defined below.

Definition of Eligible Guarantor Institution. The term “eligible guarantor institution” is defined in Rule 17Ad-15 of the regulations of the Securities and Exchange Commission. The types of entities listed below typically qualify as eligible guarantor institutions. If you are not certain whether a particular institution is an eligible guarantor institution, you should check with the Exchange Agent before using that institution to guarantee your signature.

*	Banks;
*	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers;
*	Credit unions;
*	National securities exchanges, registered securities associations, and clearing agencies; and
*	Savings associations.

(b) Transferor's Signature. This document must be signed by the transferor or assignor or his or her agent, and should not be signed by the transferee or assignee. See Box B. The signature of the transferor or assignor must be medallion guaranteed by an eligible guarantor institution in the manner described in Instruction 5(a).

(c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., this document should be signed, e.g., “Mary Doe, now by marriage Mary Jones.” For a correction in name, this document should be signed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown.” The signature in each case should be guaranteed in the manner described in Instruction 5(b) above and Box E should be completed.

You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of new Valley stock certificates or payment checks in a name different from that of the registered holders of the surrendered Shrewsbury stock certificates.

(6) Supporting Evidence. If this document, any stock certificate endorsement or any stock power is executed by

      * an agent;

      * an attorney;

      * an administrator;

      * an executor;

      * a guardian;

* a trustee;

* an officer of a corporation on behalf of the corporation; or

* any other person in any fiduciary or representative capacity.

then you must submit documentary evidence of the signer's appointment and authority to act in that capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making the execution. The documentary evidence must be in a form that is satisfactory to the Exchange Agent.

(7) Special Instructions for Delivery by the Exchange Agent. The new Valley stock certificates or payment checks will be mailed to the address of the registered holders indicated in Box A, unless different instructions are given in Box F.

(8) Lost, Stolen or Destroyed Certificates. If you are unable to locate a Shrewsbury stock certificate, the Exchange Agent will send you additional documentation that you must complete in order to exchange your lost or destroyed certificates. There may be a fee to replace lost certificates. The person to contact regarding lost or destroyed certificates is:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn.: Shareholder Relations
800-937-5449 (toll-free)
718-921-8200
info@amstock.com

(9) Federal Income Tax Withholding. Under federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain cash payments it makes to holders of Shrewsbury stock certificates. Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your “TIN”) on Substitute Form W-9 to avoid “backup withholding” of federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. This document includes a Substitute Form W-9 as Box D. The Substitute Form W-9 requires that you certify, under penalties of perjury, that the TIN provided is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, the IRS may subject you to a $50 penalty, and payments made for surrender of stock certificates may be subject to backup withholding at a rate of 28%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making the statement, the IRS may subject you to a $500 penalty.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

The TIN that must be provided on the Substitute Form W-9 is that of the registered holders of the stock certificates at the effective time of the Shrewsbury/Valley merger. The box in Part II of the Substitute Form W-9 may be checked if the person surrendering the stock certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II has been checked, the person surrendering the stock certificates must also complete the Certification: Awaiting Taxpayer Identification Number in order to avoid backup withholding. Even though the box in Part II may be checked (and the Certification: Awaiting Taxpayer Identification Number may be completed), the Exchange Agent will withhold 28% on all cash payments with respect to surrendered stock certificates made before the Exchange Agent has received a properly certified TIN.

Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting the appropriate form, signed under penalties of perjury, certifying to that person's exempt status. A form of such statement can be obtained from the Exchange Agent. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the Substitute Form W-9.

(10) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete this document, or if you want additional copies of this document, please contact the Exchange Agent.

You may reach the Exchange Agent:

by telephone at
877-248-6417 (toll-free)
or
718-921-8317
or by writing to
American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn.: Shareholder Relations
or
info@amstock.com